Exhibit 99.1

CRH Medical Corporation Announces 2019 Second Quarter Results

VANCOUVER, July 31, 2019 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) ("CRH" or the "Company"), today announced its financial and operating results for the three months ended June 30, 2019.

Selected Second Quarter 2019 Financial Results (expressed in USD):

Second Quarter Highlights:

  Total revenue: $30.5 million
  Operating income: $4.6 million, 15% operating income margin
  Adjusted operating EBITDA: $13.3 million, 44% adjusted operating EBITDA margin
  Net and comprehensive income – Shareholder: $1.6 million
  Adjusted operating EBITDA - Shareholder: $9.7 million
  Net cash provided by operating activities: $9.6 million
  Anesthesia patient cases: 84,656

Dr. Tushar Ramani, Chief Executive Officer of CRH commented, "Our 2019 Q2 results show solid revenue and corresponding EBITDA growth, reflecting the hard work of our entire team at CRH.  Further, we are pleased to report shareholder level EBITDA of $9.7 million for the quarter."  Dr. Ramani added, "Executing on current initiatives, CRH is poised to further build on this growth, heading into the second half of 2019 and beyond."

Conference Call

CRH will host a conference call to discuss its results on Thursday, August 1, 2019, at 9:00 am ET (06:00 am PT). To participate in the conference, please dial 1-855-327-6838, or 1-604-235-2082. An audio replay will be available shortly after the call by dialing 1-800-319-6413 or 1-604-638-9010 and entering access code 3468. The replay will be available for two weeks after the call.

About CRH Medical Corporation

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 23 anesthesia acquisitions. CRH now serves 52 ambulatory surgical centers in eleven states and performs approximately 333,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

Non-GAAP Measures

This press release makes reference to certain non-GAAP financial measures including adjusted operating EBITDA (in total and broken down as attributable to non-controlling interest and shareholders of the Company) and adjusted operating EBITDA margin as supplemental indicators of its financial and operating performance.  Adjusted operating EBITDA is defined as operating income before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses and asset impairment charges. Adjusted operating EBITDA margin is defined as operating earnings before interest, taxes, depreciation, amortization, stock based compensation, acquisition related expenses and asset impairment charges as a percentage of revenue. These non-GAAP measures are not recognized measures under US Generally Accepted Accounting Principles ("US GAAP") and do not have a standardized meaning prescribed by US GAAP and thus the Company's definition may be different from and unlikely to be comparable to non-GAAP measures presented by other companies. These measures are provided as additional information to complement US GAAP measures by providing further understanding of the Company's results of operations from management's perspective. Accordingly, they should not be considered in isolation nor as a substitute for analyses of the Company's financial information reported under US GAAP. Management uses non-GAAP measures such as adjusted operating EBITDA and adjusted operating EBITDA margin to provide investors with a supplemental measure of the Company's operating performance and thus highlight trends in the Company's core business that may not otherwise be apparent when relying solely on US GAAP financial measures. Management also believes that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of issuers. In addition, management uses these non-GAAP measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. A quantitative reconciliation of adjusted operating EBITDA, and operating EBITDA margin to the most directly comparable measures under US GAAP is presented below.

ADJUSTED OPERATING EBITDA
		2019			2018
(USD in thousands)	YTD	Q2 '19	Q1 '19	YTD	Q2 '18	Q1 '18
Net and comprehensive income	4,009	2,619	1,391	6,383	3,226	3,157
Net finance (income) expense	4571	2,179	2,392	1,222	609	612
Equity income	(339)	(214)	(125)	-	-
Income tax expense (recovery)	171	4	167	1,262	593	669
Operating income	8,412	4,587	3,825	8,868	4,428	4,439
Amortization expense	17,364	8,723	8,641	14,892	7,695	7,196
Depreciation and related expense	54	27	27	47	25	23
Stock based compensation	(426)	(990)	564	1,456	719	738
Acquisition expenses1	40	20	20	44	26	18
Other non-recurring items[2]	931	931	-	-	-	-
Total adjusted operating EBITDA	26,376	13,298	13,077	25,307	12,893	12,414
Adjusted operating EBITDA attributable to:
Shareholders of the Company	18,427	9,661	8,766	16,661	8,429	8,232
Non-controlling interest	7,949	3,638	4,311	8,646	4,464	4,182

ADJUSTED OPERATING EBITDA MARGIN
		2019			2018
(USD in thousands)	YTD	Q2' 19	Q1 '19	YTD	Q2 '18	Q1 '18
Revenue	59,601	30,482	29,119	51,996	27,331	24,666
Operating income	8,412	4,587	3,825	8,868	4,428	4,439
Operating margin	14.1%	15.0%	13.1%	17.1%	16.2%	18.0%
Amortization expense	29.1%	28.6%	29.7%	28.6%	28.2%	29.2%
Depreciation and related expense	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
Stock based compensation	-0.7%	-3.2%	1.9%	2.8%	2.6%	3.0%
Acquisition expenses[1]	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
Other non-recurring items[2]	1.6%	3.1%	-	-	-	-
Total adjusted operating EBITDA margin	44.3%	43.6%	44.9%	48.7%	47.2%	50.3%

_______________________________
[1] Acquisition expenses relating to incomplete acquisitions.

[2] Non-recurring expenses relating to the replacement of the Company's CEO

Cautionary Note Regarding Forward-looking Statements

Information included or incorporated by reference in this press release may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Certain risks underlying our assumptions are highlighted below; if risks materialize, or if assumptions prove otherwise to be untrue, our results will differ from those suggested by our forward looking statements and our results and operations may be negatively affected. Forward looking statements in this press release include statements regarding the Company's future growth. Actual events or results may differ materially from those discussed in forward-looking statements. There can be no assurance that the forward-looking statements currently contained in this report will in fact occur. The Company bases its forward-looking statements on information currently available to it. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

Forward-looking information reflects current expectations of management regarding future events and operating performance as of the date of this document. Such information involves significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in forward-looking information, including, without limitation: our ability to identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances; our ability to manage growth and achieve our expansion strategy; changes to payment rates or methods of third-party payors, including United States government healthcare programs, changes to the United States laws and regulations that regulate payments for medical services, the failure of payment rates to increase as our costs increase, or changes to our payor mix; decreases in our revenue and profit margin under our fee for service contracts and arrangements, where we bear the risk of changes in volume, payor mix, Radiology, Anesthesiology and Pathology benefits, and third-party reimbursement rates; Ambulatory Surgical Centers or other customers may terminate or choose not to renew their agreements with us; our need to raise additional capital to fund future operations; the effect of various restrictive covenants and events of default under the Credit Facilities; we may still be able to incur substantially more debt, which could further exacerbate the risks associated with increased leverage; significant price and volume fluctuation of our share prices; the risk that we may write-off intangible assets; the operating margins and profitability of our anesthesia segment could be adversely affected if we are unable to maintain or increase anesthesia procedure volumes at our existing Ambulatory Surgical Centers; we may not be able to successfully recruit and retain qualified anesthesiologists or other independent contractors; adverse events related to our product or our services may subject us to risks associated with product liability, medical malpractice or other legal claims, insurance claims, product recalls and other liabilities, which may adversely affect our operations; our industry's health and safety risks; Affordable Care Act reform in the United States may have an adverse effect on our business, financial condition, results of operations and cash flows and the trading price of our securities, financial condition, results of operations and cash flows and the trading price of our securities; failure to manage third-party service providers may adversely affect our ability to maintain the quality of service that we provide; income tax audits and changes in our effective income tax rate could affect our results of operations; our dependence on suppliers could have a material adverse effect on our business, financial condition and results of operations; unfavorable economic conditions could have an adverse effect on our business; we may be subject to a variety of regulatory investigations, claims, lawsuits, and other proceedings; if we are unable to adequately protect or enforce our intellectual property, our competitive position could be impaired; we may not be successful in marketing our products and services; our employees and third-party contractors may not appropriately record or document services that they provide; failure to timely or accurately bill for services could have a negative impact on our net revenue, bad debt expense and cash flow; we may be unable to enforce the non-competition and other restrictive covenants in our agreements; our senior management has been key to our growth, and we may be adversely affected if we lose any member of our senior management; our industry is already competitive and could become more competitive; if there is a change in federal or state laws, rules, regulations, or in interpretations of such federal or state laws, rules or regulations, we may be required to redeem our physician partners' ownership interests in anesthesia companies under the savings clause in our joint venture operating agreements; changes in the United States federal Anti-Kickback Statute and Stark Law and/or similar state laws, rules, and regulations could result in criminal offences and potential sanctions; our employees and business partners may not appropriately secure and protect confidential information in their possession; we are dependent on complex information systems; we may be subject to criminal or civil sanctions if we fail to comply with privacy regulations regarding the protection, use and disclosure of patient information; we have a legal responsibility to the minority owners of the entities through which we own our anesthesia services business, which may conflict with our interests and prevent us from acting solely in our own best interests; a significant number of our affiliated physicians could leave our affiliated Ambulatory Surgical Centers; if regulations or regulatory interpretations change, we may be obligated to re-negotiate agreements of our anesthesiologists or other contractors; the continuing development of our products and provision of our services depends upon us maintaining strong relationships with physicians; we operate in an industry that is subject to extensive federal, state, and local regulation, and changes in law and regulatory interpretations; unfavorable changes or conditions could occur in the states where our operations are concentrated; government authorities or other parties may assert that our business practices violate antitrust laws; significant shareholders of the Company could influence our business operations, and sales of our shares by such significant shareholders could influence our share price; anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders; changes in the medical industry and the economy may affect the Company's business; our industry is the subject of numerous governmental investigations into marketing and other business practices which could result in the commencement of civil and/or criminal proceedings, substantial fines, penalties, and/or administrative remedies, divert the attention of our management, and have an adverse effect on our financial condition and results of operations; evolving regulation of corporate governance and public disclosure may result in additional expenses and continuing uncertainty; we may face exposure to adverse movements in foreign currency exchange rates.

For a complete discussion of the Company's business including the assumptions and risks set out above, see the Company's Form 10-K Annual Report which is available on EDGAR at www.sec.gov/edgar.shtml or on the Company's website at www.crhmedcorp.com.

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SOURCE CRH Medical Corporation

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%CIK: 0001461119

For further information: Contact Information: Richard Bear, Chief Financial Officer, CRH Medical Corporation, 425 658-0151, rbear@crhmedcorp.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 16:15e 31-JUL-19